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                                                                     EXHIBIT 1.3

[INDUSTRY CANADA LOGO]   Industrie Canada         ELECTRONIC TRANSACTION       RAPPORT DE LA TRANSACTION
                                                        REPORT                        ELECTRONIQUE
 Canada Business         Loi canadienne sur les         ARTICLES OF                    CLAUSES DE
 Corporations Act        societes par actions           CONTINUANCE                    PROROGATION
                                                       (SECTION 187)                  (ARTICLE 187)

PROCESSING TYPE - MODE DE TRAITEMENT:       E-Commerce/Commerce-E

REQUEST NUMBER:
NUMERO DE DEMANDE: 1042362

  1.  NAME OF THE CORPORATION - DENOMINATION SOCIALE DE LA SOCIETE

      METALLICA RESOURCES INC.

  2. THE PROVINCE OR TERRITORY IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED LA PROVINCE OU LE TERRITOIRE CANADA OU SE SITUERA LE SIEGE SOCIAL

      ON

  3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE CATEGORIES ET TOUT NOMBRE MAXIMAL D'ACTIONS QUE LA SOCIETE EST AUTORISEE A EMETTRE

      The annexed Schedule A is incorporated in this form.
      L'annexe A ci-jointe fait partie integrante de la presente formule.

  4. RESTRICTIONS, IF ANY, ON SHARE TRANSFERS - RESTRICTIONS SUR LE TRANSFERT DES ACTIONS, S'IL Y A LIEU

      The annexed Schedule B is incorporated in this form.
      L'annexe B ci-jointe fait partie integrante de la presente formule.

  5. NUMBER (OR MINIMUM AND MAXIMUM NUMBER ) OF DIRECTORS NOMBRE ( OU NOMBRE MINIMAL ET MAXIMAL ) D'ADMINISTRATEURS

      Minimum: 3     Maximum: 10

  6. RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON LIMITES IMPOSEES A L'ACTIVITE COMMERCIALE DE LA SOCIETE, S'IL Y A LIEU

      The annexed Schedule C is incorporated in this form.

      L'annexe C ci-jointe fait partie integrante de la presente formule.

  7. (1) IF THE CORPORATION IS CHANGING ITS NAME ON THIS CONTINUANCE, WHAT WAS THE CORPORATION'S PREVIOUS NAME?
          SI LA SOCIETE CHANGE SA DENOMINATION SOCIALE AVEC CETTE PROROGATION, QUELLE ETAIT SA DENOMINATION SOCIAL ANTERIEURE?

          Not Applicable

      (2) DETAILS OF INCORPORATION - DETAILS DE LA CONSTITUTION

          The annexed Schedule D is incorporated in this form.
          L'annexe D ci-jointe fait partie integrante de la presente formule.

  8.  OTHER PROVISIONS, IF ANY - AUTRES DISPOSITIONS, S'IL Y A LIEU

      The annexed Schedule E is incorporated in this form.
      L'annexe E ci-jointe fait partie integrante de la presente formule.

Date           Name - Nom          Signature      Capacity of - en qualite de
2002/07/16     BRAD BLACKETOR                     AUTHORIZED OFFICER

                                                                   [CANADA LOGO]

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                               SCHEDULE / ANNEX A

1. The Corporation is authorized to issue:

(a) an unlimited number of shares, designated as common shares ("Common Shares"); and

(b) an unlimited number of shares, designated as preference shares, issuable in series ("Preference Shares").

2. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a) the holders of the Common Shares shall be entitled to vote at all meetings of shareholders;

(b) the holders of the Common Shares shall be entitled to receive dividends as and when declared by the board of directors of the Corporation; and

(c) the holders of the Common Shares shall, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, be entitled to receive the remaining property of the Corporation in the event of liquidation, dissolution or winding-up of the Corporation.

3. The rights, privileges, restrictions and conditions attaching to the Preference Shares are as follows:

(a) Preference Shares may at any time or from time to time be issued in one or more series. Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation:

(i) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

(ii) whether such dividends are cumulative, partly cumulative or non-cumulative;

(iii) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

(iv) if redeemable or purchasable, the redemption or purchase prices and the terms and conditions of redemption or purchase, with or without provision for sinking or similar funds;

(v) any conversion, exchange or reclassification rights; and

(vi) any other rights, privileges, restrictions and conditions not inconsistent with these provisions; the whole subject to the receipt by the Director under the Canada Business Corporations Act of articles of amendment designating and fixing the number of Preference Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching thereto and the issue by such Director of a certificate of amendment with respect thereto.

(b) The Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Preference Shares. The Preference Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class ranking junior to the Preference Shares, as may be fixed in accordance with Section (a); and

(c) Except as otherwise provided in the Canada Business Corporations Act or these provisions, the holders of Preference Shares shall not be entitled as such to receive notice of, or to attend or vote at, any meeting of the shareholders of the Corporation. Provided, however, that the holders of Preference Shares shall be entitled to notice of meetings called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of its undertaking or a substantial part thereof.

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                               SCHEDULE / ANNEX B

None.

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                               SCHEDULE / ANNEX C

None.

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                               SCHEDULE / ANNEX D

Incorporated under the Business Corporations Act (Ontario) on June 23, 1977 under the name Temple Explorations Inc. On July 10, 1987, Temple Explorations Inc. changed its name to Burgess Point Resources Inc. and on January 14, 1994, Burgess Point Resources Inc. changed its name to Metallica Resources Inc.

                               SCHEDULE / ANNEX E

(1) Subject to the provisions of the Canada Business Corporations Act, as amended or re-enacted from time to time, the directors may, without authorization of the shareholders;

(a) borrow money on the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

(e) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

(2) The Corporation shall have a minimum of three (3) and a maximum of ten (10) directors, the precise number to be determined from time to time by resolution of the Board of Directors of the Corporation and, until the precise number is so determined, such number shall be deemed to be seven (7); and

(3) The directors of the Corporation are authorized to appoint one or more directors from time to time, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders following their appointment, provided that the total number of directors so appointed between annual meetings may not exceed one-third of the number of directors elected at the previous annual meeting.